UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2013

OUTERWALL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

1800 – 114th Avenue SE Bellevue, Washington	98004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 943-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 1, 2013, Outerwall Inc. f/k/a Coinstar, Inc. (“Outerwall”), a Delaware corporation, and Braeburn Acquisition Corporation (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of Outerwall, entered into an agreement and plan of merger (the “Agreement”) with ecoATM, Inc., a Delaware corporation (“ecoATM”) that provides an automated self-serve kiosk system to purchase used mobile phones, tablets and MP3 players for cash. Upon the terms and subject to the conditions set forth in the Agreement, at the closing of the transaction, Merger Sub will merge with and into ecoATM (the “Merger”), with ecoATM being the surviving corporation in the Merger and a wholly owned subsidiary of Outerwall.

The total purchase price for ecoATM will be approximately $350 million (which covers payoff of certain indebtedness and certain transaction costs), subject to certain adjustments including for working capital. Payment of the total purchase price (as adjusted) will be in cash and will take into account Outerwall’s current 23% equity interest in ecoATM for which no cash payment will be made. Approximately $44.5 million of the purchase price will be subject to an escrow holdback at closing as security covering various indemnification obligations under the Agreement as well as certain closing adjustments.

Closing of the Merger is subject to certain customary closing conditions, which include (a) applicable ecoATM securityholder approvals, (b) absence of any material adverse effect on ecoATM, (c) exercise of appraisal rights by not more than 15% of ecoATM stockholders, and (d) expiration of applicable regulatory time periods or receipt of appropriate governmental approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Agreement also contains other customary representations, warranties, covenants, and indemnities.

Assuming the expiration of applicable regulatory time periods or receipt of required antitrust approval and the satisfaction or waiver of other closing conditions, the Merger is expected to close in third quarter 2013. The Agreement provides that if it is terminated by ecoATM under certain circumstances relating to entry by ecoATM into an agreement for a specified transaction other than the Merger, ecoATM could be required to pay Outerwall a $12.5 million break fee within 3 business days of such termination.

The foregoing summary is qualified in its entirety by reference to the text of the Agreement (and exhibits, as applicable), which is expected to be filed as an exhibit to Outerwall’s Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2013 or a Current Report on Form 8-K to be filed in connection with the closing of the Merger.

Certain statements in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect” and “will” and variations of such words, and future-looking and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Forward-looking statements are not guarantees of future events, results, performance, or conditions. The forward-looking statements in this report, including those relating to the timing and closing of the Merger (if at all), receipt of securityholder approvals, payments (including adjustments) and performance relating to the Merger, and governmental approval, are only predictions based on the current intent and expectations of the management of Outerwall and Merger Sub, and actual events, results, performance, and conditions may be materially different from those expressed or implied in those statements. Differences may result from actions taken by Outerwall or Merger Sub, as well as from risks and uncertainties beyond Outerwall and Merger Sub’s control, including those of and relating to ecoATM. Such risks and uncertainties include, but are not limited to, actions resulting from federal, state, local and other laws and regulations or taken by governing bodies, as well as the ability to obtain the required consents and approvals (including antitrust approvals) from appropriate governmental entities and other third parties relating to certain contracts in connection with the Merger, securityholders, and other potential third-party acquirers. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect Outerwall, please review “Risk Factors” described in Outerwall’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”), as well as other public filings with the SEC. These forward-looking statements reflect Outerwall’s expectations as of the date of this report. Outerwall undertakes no obligation to update the information provided herein.

Item 7.01	Regulation FD Disclosure.

On July 2, 2013, Outerwall issued a press release regarding the Merger. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description of Document

99.1	Press release dated July 2, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTERWALL INC.

Date: July 2, 2013	By:	/s/ Galen C. Smith
Galen C. Smith
Chief Financial Officer

Index to Exhibits

Exhibit Number	Description of Document

99.1	Press release dated July 2, 2013